BINDING TERM SHEET

The MacKay Group Limited (MKG) agrees to provide to True Product ID, Inc. (TPID US) a line of credit in the amount of up to US$150,000 in accordance with the following terms and conditions, which are agreed to by TPID US:

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Repayment Term: one (1) year commencing from the receipt of each tranche of

Funds (the “Repayment Term”);

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Interest: 12% compound interest per annum;

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Prepayment: no prepayment without MKG’s approval

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Convertibility:

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At anytime during the Repayment Term, MKG has the right to convert the entire amount of principal and accrued interest or any portions thereof into TPID US shares at a share price equal to the lesser of: (a) the 70% of the share price at the close of the market as of receipt of funds; or (b) the terms extended by TPID US to a funder making a total equity investment of at least US$2 million or in connection with a merger/acquisition or change in control (the “Convert Rate”);

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Warrants: TPID US shall issue to MKG without additional consideration warrants to purchase that number of shares of TPID US common stock equal to the principal amounts advanced by MKG, exercisable at a share exercise price equal to the Convert Rate.  The term for the warrants shall be five (5) years;

TRUE PRODUCT ID, INC.

BY:____________________________

RICHARD A. BENDIS

Chairman, CEO, and President

THE MACKAY GROUP LIMITED

BY:____________________________

JAMES MACKAY

Chairman

Dated: August 15, 2007